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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Date of report (Date of earliest event reported) June 15, 1999



                                TEREX CORPORATION
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               (Exact Name of Registrant as Specified in Charter)


          Delaware                   1-10702             34-1531521
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(State or Other Jurisdiction       (Commission         (IRS Employer
      of Incorporation)            File Number)       Identification No.)



500 Post Road East, Suite 320, Westport, Connecticut                06880
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      (Address of Principal Executive Offices)                   (Zip Code)


        Registrant's telephone number, including area code (203) 222-7170


                                 NOT APPLICABLE
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          (Former Name or Former Address, if Changed Since Last Report)


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Item 5.  Other Events.

     On June 15, 1999, Terex Corporation ("Terex") announced that it had agreed with the board of directors of Powerscreen International plc ("Powerscreen") on terms of an offer to Powerscreen's shareholders to acquire all of the issued and to be issued ordinary share capital of Powerscreen for consideration of 195.0 pence per share (approximately $3.17 per share), valuing the entire issued share capital of Powerscreen at 181 million GBP (approximately $294 million). The acquisition of Powerscreen will be fully financed by new banking facilities. Powerscreen, headquartered in Dungannon, North Ireland, is a leader in the manufacturing and marketing of screening and crushing equipment for the quarrying, construction and demolition industries. The transaction remains subject to normal regulatory approvals and closing conditions and, assuming a tender of a sufficient number of shares of Powerscreen, is expected to be completed in the third quarter of 1999.

     Powerscreen is primarily a manufacturer of screening and crushing equipment in the United Kingdom, the Irish Republic and the United States. It manufactures and markets mobile and static screening equipment used for sorting and grading sand and gravel in quarries and waste materials on landfill sites. Crushing equipment is used for processing rock into sand and gravel and construction waste into re-useable materials.

     For the fiscal year ended March 31, 1999, Powerscreen reported from continuing operations, under U.K. GAAP, turnover (or sales) of approximately
225.1 million GBP (approximately $372.2 million), operating profit of approximately 25.2 million GBP (approximately $41.7 million), net debt of approximately 4.5 million GBP (approximately $7.3 million) and equity shareholders' funds of approximately 58.5 million GBP (approximately $94.3 million). Powerscreen's screening and crushing equipment represented approximately 60% of its 1999 sales. The remaining approximately 40% of sales were generated by the sale of truck-mounted material handlers, dumper trucks, mixers and compaction equipment. For the fiscal year ended March 31, 1999, Powerscreen had an operating margin of approximately 11%. Terex expects substantial cost savings from the integration of the two companies.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  June 17, 1999

                                        TEREX CORPORATION


                                         By:  /s/ Eric I Cohen
                                              Eric I Cohen
                                              Senior Vice President